Exhibit (g)(vii)

AMENDMENT NO. 6

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of May 17, 2005, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, the Board desires to appoint the Custodian to serve as custodian to the newly-created Munder Small-Mid Cap Fund; and

WHEREAS, the Board approved the following name changes: Munder Future Technology Fund to Munder Technology Fund, Munder MidCap Select Fund to Munder Mid-Cap Core Growth Fund, Munder Multi-Season Growth Fund to Munder Large-Cap Core Growth Fund and Munder NetNet Fund to Munder Internet Fund.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
On behalf of its Funds
MUNDER SERIES TRUST II
On behalf of its Fund

By:	/s/ Amy D. Eisenbeis
Name:	Amy D. Eisenbeis
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of May 17, 2005

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Future Technology Fund (Munder Technology Fund eff. 7/17/05)
Munder Index 500 Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Internet Fund
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder S&P® MidCap Index Equity Fund
Munder S&P® SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

Munder Series Trust II
Munder Healthcare Fund

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